Exhibit 10.8

Leasing Agreement

Individual A:    Fuzhou Kai Fa Qu Langqi Si Ji Hui Yi Reception Co. Ltd.

Individual B:    Fujian Jiaoguang Media Co. Ltd

Upon a friendly understanding, the following lease agreement is made between the two individuals:

1.	Individual A agreed to rent the property located at Langqi Town, Lung Kuo Resort , #18 Wang Giang Liu to Individual B to use as office space.

2.	The term of this lease begins from October 8, 2004 to October 8, 2014; a term of 10 years.

3.	The rent is 1500 RMB per year. Individual B has to pay the full rent before July 1 every year.

4.
During the period of this agreement, Individual B shall not sublease nor assign the lease without the written consent of Individual A.  If Individual B needs to make alterations, structure or interior changes of the building, approval from Individual A is needed.

5.	Individual B shall, upon expiration of this leasing agreement, have the preferred right to renew the lease with the same condition.

6.	Any matters not stated in this agreement, will be agreed by friendly terms between both individuals.

7.	This agreement has five copies. Individual A and Individual B each hold two copies, 1 copy in the file.

Signed on: October 8, 2004